Exhibit 99.1

Chardan Healthcare Acquisition Corp. Completes Merger with BiomX Ltd.

Combined company renamed BiomX Inc. will trade on the NYSE American stock exchange under the symbol PHGE beginning October 29, 2019

NEW YORK and Ness Ziona, Israel, October 28, 2019 -- Chardan Healthcare Acquisition Corp. (NYSE: CHAC), a special purpose acquisition company sponsored by affiliates of Chardan Capital Markets LLC (“Chardan”), announced today the closing of its merger with BiomX Ltd. (“BiomX”) a microbiome company developing both natural and engineered phage therapies.

In connection with the consummation of the merger, the combined company was renamed BiomX Inc. At closing, CHAC retained more than $60 million in its trust account. The shares of common stock, units, and warrants of the combined company are expected to begin trading on the NYSE American stock exchange on October 29, 2019 under the symbols PHGE, PHGE.U, and PHGE.WS, respectively. The company will continue trading under its current symbols today, October 28, 2019. BiomX’s current management team, led by its Chief Executive Officer, Jonathan Solomon, will continue to run the combined company.

“We are excited to have closed our merger with BiomX and look forward to working with the BiomX team and the company’s first-rate board to execute on the substantial opportunity that we believe the company’s microbiome technology and end markets present,” said Jonas Grossman, President of CHAC. Gbola Amusa, M.D., Executive Chairman of CHAC, added “We are thrilled to partner with BiomX ahead of the company’s significant 2020 catalysts which, if successful, could lead to a broader market understanding of phage therapeutics as potentially disruptive and safe precision tools for the eradication of specific harmful strains of bacteria that may be causative for certain chronic conditions.”

Existing BiomX shareholders and new investors supporting the transaction include OrbiMed, RTW Investment, Johnson & Johnson Innovation - JJDC, Inc. (JJDC), Takeda Ventures, Inc., Seventure Partners’ Health for Life Capital I, MiraeAssets, SBI Japan-Israel Innovation Fund, and RM Global Partners (RMGP) BioPharma Investment Fund.

“The financing raised through this transaction and the backing of our existing and new investors will greatly support our pre-clinical and clinical development as we advance toward our upcoming milestones,” said Jonathan Solomon, BiomX’s CEO. “Phage therapies have an enormous potential to treat multiple chronic diseases, and we are proud to be at the forefront of drug research and development in this field.”

Proceeds from the transaction will provide BiomX with growth capital to support the company’s pipeline, which includes phage-based products for acne-prone skin, inflammatory bowel disease (IBD), primary sclerosing cholangitis (PSC), and colorectal cancer. BiomX’s product for acne-prone skin has recently entered clinical testing, and the company’s IBD candidate is expected to enter the clinic in 2020.

About the Merger

As announced on July 16, 2019, CHAC agreed to merge with BiomX, a privately-held biotechnology company.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which was filed by CHAC with the Securities and Exchange Commission (SEC).

Advisers

Chardan acted as CHAC’s M&A and capital markets adviser. Cantor Fitzgerald acted as capital markets adviser to BiomX. Loeb & Loeb LLP and Meitar Liquornik Geva Leshem Tal represented CHAC. Goodwin Procter LLP, Mayer Brown LLP and ZAG-S&W Zysman Aharoni Gayer & Co represented BiomX.

About BiomX

BiomX is a clinical stage microbiome company developing both natural and engineered phage cocktails designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as IBD, PSC, and cancer. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets. See www.biomx.com. No portion of BiomX’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

About Chardan Healthcare Acquisition Corp.

CHAC was a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAC raised $70.0 million in December 2018 for the purpose of combining with a public or privately-held operating business. CHAC was founded and sponsored by affiliates of Chardan Capital Markets LLC. CHAC is Chardan’s fifth publicly traded acquisition vehicle.

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHAC and BiomX managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include those under “Risk Factors” found in CHAC’s proxy statement on Schedule 14A filed with the SEC by CHAC in connection with the business combination.

CHAC contact:
Jonas Grossman
Chief Executive Officer

Chardan Healthcare Acquisition Corp.
+1-212-920-9000

grossmanj@chardanspac.com

BiomX contact:
Assaf Oron
Chief Business Officer
BiomX
+972-54-2228901
assafo@biomx.com